Exhibit 99.1

NEWS RELEASE July 31, 2007

Media Contact:

Jared Matkin, Overstock.com, Inc.

+1 (801) 947-3880

jmatkin@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Reports Second Quarter 2007 Financial Results

SALT LAKE CITY (July 31, 2007) — Overstock.com, Inc. (NASDAQ: OSTK) today reported quarterly financial results for the period ending June 30, 2007.

Dear Investor:

During Q2 we generated $14.9 million positive operating cash flow and $2.0 million positive EBITDA, excluding restructuring costs (“EBITDA excluding restructuring costs” is a non-GAAP number: see the reconciliation to operating income in the “Key financial and operating metrics” section below).  Additionally, we generated $9.4 million positive trailing 12-month (“TTM”) operating cash flow. Our Q2 gross margins of 17.7% were a historical best for us. At this year’s start I suggested keeping an eye on contribution metrics (gross profits minus sales and marketing expenses): in Q2 our contribution margin was 12.3% (another record for us), and contribution profit grew 76% versus Q2 2006.

Two years is long to hold one’s breath, but sweet indeed is the air of $14.9 million positive operating cash flow.

Some data from the quarter:

•         Revenue:  $149.0 million for Q2 2007, down 6% from Q2 2006

•         Gross margin:  17.7%, up from 14.0% in 2006 (and 16.0% in Q1)

•         Gross profits:  $26.3 million, up 18% from 2006

•         Contribution margin:  12.3%, up from 6.5% in 2006 (and 8.9% in Q1)

•         EBITDA (non-GAAP, excludes restructuring): $2.0 million vs. $(7.5) million in 2006

•         Operating loss before restructuring (non-GAAP): $7.3 million

•         Cash flow from operations (TTM): $9.4 million, up from $(39.8) million in 2006

•         Net loss: $13.8 million or $0.58 loss per share

I look forward to our call, and as always, remain,

Your humble servant,

Patrick M. Byrne

P.S. Please email Kevin Moon at kmoon@overstock.com with questions prior to the call.

Key financial and operating metrics

Total revenue — Overstock.com reported total revenue for the three months ended June 30, 2007 of $149.0 million, a 6% decrease from the $159.2 million reported in 2006.  For the six months ended June 30, 2007, total revenue was $306.9 million, a 9% decrease from the $337.2 million reported in 2006.

Gross profit and gross margin — Gross profits for the three months ended June 30, 2007 was $26.3 million (17.7% gross margin), an 18% increase from the $22.3 million (14.0% gross margin) reported in 2006.  For the six-month periods, gross profits were $51.6 million in 2007 and $46.1 million in 2006, respectively, a 12% increase.  Gross margins were 16.8% and 13.7% for those respective six-month periods.

Contribution and contribution margin — “Contribution” (gross profit less sales and marketing expenses) for the three months ended June 30, 2006 and 2007 was $10.4 million (6.5% contribution margin) and $18.3 million (12.3% contribution margin), respectively, a 76% increase.  For the six months ended June 30, 2006 and 2007, contribution was $21.5 million (6.4% contribution margin) and $32.4 million (10.5% contribution margin), respectively, a 51% increase.

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2007	2006	2007

Total revenue	$159,192	$148,967	$337,236	$306,897
Cost of goods sold	136,884	122,664	291,194	255,279

Gross profit	22,308	26,303	46,042	51,618
Less: Sales and marketing expense	11,911	7,962	24,570	19,246

Contribution	$10,397	$18,341	$21,472	$32,372
Contribution margin	6.5%	12.3%	6.4%	10.5%

Operating loss —Operating losses for the three months ended June 30, 2006 and 2007 were $15.6 million and $13.5 million, respectively. For the six months ended June 30, 2006 and 2007, operating losses were $29.7 million and $31.2 million, respectively.  However, operating losses before restructuring (non-GAAP) for the three and six months ending June 30, 2007, were $7.3 million and $19.0 million, respectively.  There were no restructuring costs in 2006.  Restructuring costs primarily represent efforts to reduce our overall expense structure through the consolidation of our corporate office, data centers and warehouse facilities. Therefore, we believe that discussing our operating loss excluding restructuring costs provides useful information to investors because it is a representation of the expense structure of the company if the company had not originally incurred these costs.

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2007	2006	2007

Operating loss	$(15,550)	$(13,519)	$(29,729)	$(31,239)
Add back: restructuring	—	6,194	—	12,283

Operating loss before restructuring	$(15,550)	$(7,325)	$(29,729)	$(18,956)

EBITDA excluding restructuring costs (non-GAAP) — EBITDA excluding restructuring costs for the three months ended June 30, 2006 and 2007 was $(7.5) million and $2.0 million, respectively. For the six months ended June 30, 2006 and 2007, EBITDA excluding restructuring costs was $(14.0) million and $(146K), respectively. Restructuring costs primarily represent efforts to reduce our overall expense structure through the consolidation of our corporate office, data centers and warehouse facilities. Therefore, we believe that discussing EBITDA excluding restructuring costs provides useful information to investors because it is a representation of cash generated from the operations of the business if the company had not originally incurred these costs.

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2007	2006	2007
Operating loss	$(15,550)	$(13,519)	$(29,742)	$(31,239)
Add:Depreciation and amortization	6,876	7,974	13,026	15,745
Stock-based compensation expense	1,088	1,137	2,046	2,210
Stock-based compensation to consultants for service	(9)	135	34	140
Treasury stock issued to employees as compensation	105	113	612	715
EBITDA	(7,490)	(4,160)	(14,024)	(12,429)
Add: Restructuring	—	6,194	—	12,283
EBITDA excluding restructuring	$(7,490)	$2,034	$(14,024)	$(146)

Net loss — Net loss for the three months ended June 30, 2006, was $15.8 million, or $0.78 loss per share, compared to $13.8 million, or $0.58 loss per share in 2007. Net loss in Q2 includes $6.2 million of restructuring charges and loss from discontinued operations of $300K.  For the six months ended June 30, 2006 and 2007, net losses totaled $31.7 million and $35.2 million, respectively, or $1.60 and $1.49 loss per share for those respective periods.  Net loss in 2007 includes restructuring of $12.3 million and loss from discontinued operations of $3.9 million.  The 2006 net loss did not have any restructuring charges, but included $1.9 million from discontinued operations.

Cash and working capital — At June 30, 2007, Overstock.com had cash, cash equivalents and marketable securities of $93.0 million and working capital of $63.3 million.

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel. Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com.

Overstock.com® is a registered trademark of Overstock.com, Inc. All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the outlook of the company, as well as all such other risks as identified in our Form 10-K for the year ended December 31, 2006, and all our subsequent filings with the Securities and Exchange Commission, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2007	2006	2007

Revenue
Direct	$68,770	$43,578	$148,480	$89,279
Fulfillment partner	90,422	105,389	188,756	217,618

Total revenue	159,192	148,967	337,236	306,897

Cost of goods sold
Direct	61,473	36,321	132,176	75,641
Fulfillment partner	75,411	86,343	158,998	179,638

Total cost of goods sold	136,884	122,664	291,174	255,279

Gross profit	22,308	26,303	46,062	51,618

Operating expenses:
Sales and marketing	11,911	7,962	24,570	19,246
Technology	14,897	15,237	28,321	30,210
General and administrative	11,050	10,429	22,900	21,118
Restructuring	—	6,194	—	12,283

Total operating expenses	37,858	39,822	75,791	82,857

Operating loss	(15,550)	(13,519)	(29,729)	(31,239)

Interest income	2,215	1,078	2,530	2,068
Interest expense	(1,275)	(1,027)	(2,542)	(2,056)
Other income, net	(1)	—	(1)	—

Loss from continuing operations	(14,611)	(13,468)	(29,742)	(31,227)
Discontinued operations:
Loss from discontinued operations	(1,128)	(300)	(1,907)	(3,924)

Net loss	(15,739)	(13,768)	(31,649)	(35,151)
Deemed dividend related to redeemable common stock	(33)	—	(66)	—

Net income (loss) attributable to common shares	$(15,772)	$(13,768)	$(31,715)	$(35,151)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(0.72)	$(0.57)	$(1.50)	$(1.32)
Loss from discontinued operations	$(0.06)	$(0.01)	$(0.10)	$(0.17)
Net loss per common share - basic and diluted	$(0.78)	$(0.58)	$(1.60)	$(1.49)
Weighted average common shares outstanding - basic and diluted	20,159	23,689	19,774	23,642

Other data:
Shopping bookings (in 000s)	$172,091	$165,683	$372,991	$336,045
Auction gross merchandise volume (in 000s)	$6,860	$3,753	$14,939	$8,448
Average customer acquisition cost (shopping)	$23.23	$20.20	$21.35	$22.20

Overstock.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31,	June 30,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$126,965	$75,044
Marketable securities	—	17,982

Cash, cash equivalents and marketable securities	126,965	93,026
Accounts receivable, net	11,638	7,942
Notes receivable	6,702	2,008
Inventories, net	20,274	15,425
Prepaid inventory	2,241	2,124
Prepaid expenses	7,473	8,735
Current assets of held for sale subsidiary	4,718	—

Total current assets	180,011	129,260
Property and equipment, net	56,198	40,209
Goodwill	2,784	2,784
Other long-term assets, net	578	302
Note receivable	—	3,909
Long-term assets of held for sale subsidiary	16,594	—

Total assets	$256,165	$176,464

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$66,039	$33,544
Accrued liabilities	40,142	28,615
Capital lease obligations, current	5,074	3,806
Current liabilities of held for sale subsidiary	3,684	—

Total current liabilities	114,939	65,965
Capital lease obligations, non-current	3,983	—
Other long-term liabilities	—	3,227
Convertible senior notes	75,279	75,451

Total liabilities	194,201	144,643

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	325,771	329,357
Accumulated deficit	(198,694)	(233,845)
Treasury stock	(64,983)	(63,583)
Accumulated other comprehensive loss	(132)	(110)

Total stockholders’ equity	61,964	31,821

Total liabilities and stockholders’ equity	$256,165	$176,464

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended June 30,		Six months ended June 30,		Twelve months ended June 30,
	2006	2007	2006	2007	2006	2007

Cash flows from operating activities of continuing operations:
Net loss	$(15,739)	$(13,768)	$(31,649)	$(35,151)	$(50,334)	$(105,268)
Adjustments to reconcile net loss to cash provided by (used in) operating activities of continuing operations:
Loss from discontinued operations	1,128	300	1,907	3,924	4,478	8,898
Depreciation and amortization	6,876	7,974	13,026	15,745	22,572	35,046
Realized (gain) loss from marketable securities	(1,868)	—	(2,085)	—	1,292	—
Realized loss on disposition of property and equipment	1	1	599	1	2,056	1
Stock-based compensation	1,088	1,137	2,046	2,210	2,045	4,284
Stock-based compensation to consultants for services	(9)	135	34	140	60	129
Treasury stock issued to employees as compensation	105	113	612	715	744	890
Amortization of debt discount and deferred financing fees	139	86	278	172	475	311
Restructuring	—	6,194	—	12,283	—	17,957
Gain from retirement of convertible senior notes	—	—	—	—	(1,988)	—
Changes in operating assets and liabilities, net of effect of acquisition and discontinued operations:
Accounts receivable, net	(977)	(431)	1,339	3,396	(2,970)	5
Inventories, net	6,529	1,237	18,447	4,849	(13,275)	53,411
Prepaid inventory	5,592	477	6,386	117	7,163	1,119
Prepaid expenses	723	700	(1,171)	(1,262)	(1,557)	913
Other long-term assets	(29)	176	18	266	(2,122)	744
Accounts payable	(1,603)	5,467	(65,224)	(32,592)	(5,440)	(2,568)
Accrued liabilities	(8,384)	5,141	(23,569)	(18,114)	(2,995)	(6,460)

Net cash provided by (used in) operating activities	(6,428)	14,939	(79,006)	(43,301)	(39,796)	9,412

Cash flows from investing activities of continuing operations:
Change in restricted cash	55	—	253	—	833	—
Purchases of marketable securities	—	(21,381)	—	(21,381)	(23,552)	(21,381)
Sales of marketable securities	49,475	3,400	56,756	3,400	110,833	3,400
Expenditures for property and equipment	(5,102)	(1,439)	(11,906)	(1,916)	(32,272)	(13,450)
Acquisition of Ski West	—	—	—	—	(25,111)	—
Proceeds from the sale of discontinued operations, net of cash transferred	—	9,892	—	9,892	—	9,892
Paydown of note receivable	—	753	—	4,694	—	4,694
Decrease in cash resulting from de-consolidation of variable entity	—	—	—	—	—	(102)
Expenditures for other long-term assets	—	—	(100)	—	(100)	—

Net cash provided by (used in) investing activities	44,428	(8,775)	45,003	(5,311)	30,631	(16,947)

Cash flows from financing activities of continuing operations:
Payments on capital lease obligations	(326)	(4)	(2,754)	(5,251)	(6,788)	(5,454)
Borrowings on line of credit	42,530	—	73,258	1,169	85,126	14,592
Payments on line of credit	(62,530)	—	(73,258)	(1,169)	(85,126)	(14,592)
Payments to retire convertible senior notes	—	—	—	—	(7,735)	—
Proceeds from the issuance of common stock	25,000	—	25,000	—	25,000	39,406
Purchase of treasury stock	—	—	—	—	—	—
Settlement of call options for cash	—	—	—	—	7,937	—
Exercise of stock options	434	768	1,461	1,921	4,868	2,994

Net cash provided by (used in) financing activities	5,108	764	23,707	(3,330)	23,282	36,946

Effect of exchange rate changes on cash	(44)	36	(29)	21	83	84
Cash provided by (used in) operating activities of discontinued operations	246	(614)	70	(204)	25	1,307
Cash used in investing activities of discontinued operations	(263)	—	(304)	(53)	(402)	(315)

Net increase (decrease) in cash and cash equivalents	43,047	6,350	(10,559)	(52,178)	13,823	30,487
Change in cash and cash equivalents from discontinued operations	17	614	234	257	377	(993)
Cash and cash equivalents, beginning of period	2,486	68,080	55,875	126,965	31,350	45,550

Cash and cash equivalents, end of period	$45,550	$75,044	$45,550	$75,044	$45,550	$75,044